ROSS MILLER
Secretary of State

206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708

Articles of Incorporation
(PURSUANT TO NRS 78)

Filed in the office of	Document Number 20070515283-83
[signature] Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 07/26/2007 7:05 AM
	Entity Number E0539212007-6

Important. Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

1. ***Name of Corporation:***	Dafoe Corp.
2. Registered Agent Name and Street Address: (must be a Nevada address where process may be served)	Val-U-Corp Services, Inc. Name 1802 North Carson Street Suite 212 — Carson City — NEVADA 89701 Street Address — City — Zip Code Optional Mailing Address — City — State — Zip Code
3. ***Shares:*** (number of shares corporation authorized to issue)	Number of shares with par value: 75,000,000 Common Par value: $ .001 Number of shares without par value:
4. ***Names & Addresses, of Board of Directors/Trustees:*** (attach additional page there is more than 3 directors/trustees)	1. Daniel A. Kramer Name 1802 North Carson Street Suite 212 — Carson City — NV — 89701 Street Address — City — State — Zip Code 2. Name Street Address — City — State — Zip Code 3. Name Street Address — City — State — Zip Code
5. ***Purpose:*** (optional-see instructions)	The purpose of this Corporation shall be: All legal purposes
6. ***Names, Address and Signature of Incorporator.*** (attach additional page there is more than 1 incorporator)	Daniel A. Kramer — [signature] Name — Signature 1802 North Carson Street Suite 212 — Carson City — NV — 89701 Address — City — State — Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named corporation: [signature] Authorized Signature of R. A. or On Behalf of R. A. Company — Date July 25, 2007

This form must be accompanied by appropriate fees. See attached fee schedule.